As filed with the Securities and Exchange Commission on May 16, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2012

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Committee Appointment.  On May 15, 2012, our board of directors appointed Cheryl M. Palmer to the audit committee of our board of directors, increasing the size of the committee to four members.

Item 5.07. Submission of Matters to a Vote of Security Holders.

B&G Foods’ annual meeting of stockholders was held on May 15, 2012.  The matters voted upon and the results of the voting were as follows:

Proposal No. 1:  The stockholders elected eight directors to serve until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

Director Nominee	For	Withheld	Broker Non-Votes

Robert C. Cantwell	28,956,284	882,146	13,968,499

Cynthia T. Jamison	29,325,793	512,637	13,968,499

Charles F. Marcy	29,342,448	495,982	13,968,499

Dennis Mullen	29,653,550	184,880	13,968,499

Cheryl M. Palmer	29,644,735	193,695	13,968,499

Alfred Poe	29,194,615	643,815	13,968,499

Steven C. Sherrill	29,527,272	311,158	13,968,499

David L. Wenner	29,515,868	322,562	13,968,499

Proposal No. 2:  The stockholders approved, on an advisory basis, the compensation of our named executive officers as disclosed in our 2012 annual meeting proxy statement.

For	Against	Abstain	Broker Non-Votes

28,460,681	1,194,560	183,189	13,968,499

Proposal No. 3:  The stockholders approved a proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2012 (fiscal 2012).

For	Against	Abstain	Broker Non-Votes

43,377,690	305,825	123,414	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: May 16, 2012	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary